Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-188244) pertaining to the Erie Indemnity Company Equity Compensation Plan,

(2)
Registration Statement (Form S-8 No. 333-148705) pertaining to the Erie Indemnity Company 2004 Long-Term Incentive Plan, Erie Indemnity Company 1997 Long-Term Incentive Plan, and Erie Indemnity Company Deferred Compensation Plan for Outside Directors,

(3)	Registration Statement (Form S-8 No. 333-82062) pertaining to the Erie Indemnity Company Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-53318) pertaining to the Erie Indemnity Company Long-Term Incentive Plan

of our reports dated February 25, 2016, with respect to the financial statements of Erie Indemnity Company and the effectiveness of internal control over financial reporting of Erie Indemnity Company included in this Annual Report (Form
10-K) of Erie Indemnity Company for the year ended December 31, 2015.

/s/ Ernst & Young

Philadelphia, PA
February 25, 2016